Exhibit 23.1

Ernst & Young LLP Chartered Accountants Ernst & Young Tower 1000, 440 2nd Avenue S.W. Calgary, Alberta T2P 5E9 Tel: 403 290 4100 Fax: 403 290 4265 ey.com/ca

CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our reports dated February 23, 2010 with respect to the consolidated financial statements of TransAlta Corporation (the “Corporation”) as at December 31, 2009 and 2008 and for each of the years in the three year period ended December 31, 2009, and internal control over financial reporting as of December 31, 2009 of TransAlta Corporation, included as an exhibit to or incorporated by reference in the Annual Report (Form 40-F) for 2009.

We also consent to the use of our audit report dated February 23, 2010 to the Board of Directors of the Corporation with respect to the Reconciliation to United States Generally Accepted Accounting Principles as at December 31, 2009 and 2008 and for each of the years in the three year period ended December 31, 2009, included as an exhibit to or incorporated by reference in the Annual Report (Form 40-F) for 2009.

We also consent to the incorporation by reference in the following Registration Statements:

(1)         Registration Statement (Form S-8 No. 333-72454 and No. 333-101470) pertaining to TransAlta Corporation’s Share Option Plan

(2)         Registration Statement (Form F-10 No. 333-155243 and No. 333-162418) pertaining to the registration of Debt and Equity Securities of TransAlta Corporation

of our reports dated February 23, 2010, with respect to the consolidated financial statements of TransAlta Corporation as at December 31, 2009 and 2008 and for each of the years in the three year period ended December 31, 2009, internal control over financial reporting as of December 31, 2009 of TransAlta Corporation and the Reconciliation to United States Generally Accepted Accounting Principles as of December 31, 2009 and 2008 and for each of the years in the three year period ended December 31, 2009, included as an exhibit to or incorporated by reference in the Annual Report (Form 40-F) of TransAlta Corporation for the year ended December 31, 2009.

signed “Ernst & Young LLP”

Calgary, Alberta	Chartered Accountants
February 23, 2010